Exhibit 10.24

PROMISSORY NOTE

$22,300,000.00

Dated as of March 4, 2016

FOR VALUE RECEIVED, NAPA SQUARE OWNER NY LLC, a Delaware limited liability company, having its principal place of business at c/o JOSS Realty Partners LLC, 1345 Avenue of the Americas, 31st Floor, New York, New York 10105, ONE NAPA LLC, a Delaware limited liability company, having its principal place of business at 200 West 86th Street, #16J, New York, New York 10024 and JNK NAPA SQUARE LLC, a Delaware limited liability company, having its principal place of business at 9 Appeld Court, Hillsdale, New Jersey 07642 (individually and collectively, as the context may require, “Borrower”), promises to pay to the order of INSURANCE STRATEGY FUNDING II, LLC, a Delaware limited liability company, having an office at c/o JPMorgan Chase Bank, N.A., 270 Park Avenue, 9th Floor, New York, New York 10017 (“Lender”), or at such other place as may be designated in writing by the holder of this Note, in legal tender of the United States of America in immediately available funds, the principal sum of TWENTY-TWO MILLION THREE HUNDRED THOUSAND AND NO/100 DOLLARS ($22,300,000.00) or so much thereof as shall at any time be outstanding (the “Principal Amount”), together with interest on the Principal Amount at the Applicable Interest Rate (as hereinafter defined).

1.	CERTAIN DEFINED TERMS

As used herein the following terms shall have the meanings set forth below:

(a) “Accrual Period” means the period commencing on the 1st day of a calendar month and ending on the last day of such calendar month; provided that if this Note is dated as of any date other than the first (1st) day of a month, the first Accrual Period shall (i) consist of only the date hereof, if the date hereof is the last day of a month, and (ii) otherwise commence on the date hereof and end on the last day of the calendar month in which this Note is executed.

(b) “Additional Costs” shall have the meaning set forth in Section 12(b) hereof.

(c) “Applicable Interest Rate” shall mean, with respect to each Accrual Period, an interest rate per annum equal to 4.04%.

(d) “Business Day” shall mean any day, on which commercial banks are not authorized or required by law to close in New York, New York.

(e) “Collateral” shall have the meaning set forth in Section 2.12(a) of the Security Instrument.

(f) “Default Rate” shall mean a per annum interest rate equal to the lesser of (i) five percent (5%) per annum above the Applicable Interest Rate and (ii) the highest lawful rate of interest permitted under applicable law, whether or not an action against Borrower shall have been commenced, and if commenced, whether or not a judgment against Borrower shall have been obtained.

(g) “Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement given by Borrower and Guarantor to Lender as of even date herewith.

(h) “Event of Default” shall have the meaning set forth in Section 6.1 of the Security Instrument.

(i) “Governmental Authority” shall mean any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi governmental, judicial, administrative, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

(j) “Guarantor” shall mean, individually and collectively, as the context may require, Lawrence R. Botel, an individual, Lisa S. Karmin, an individual and Pamela Sprayregen, an individual.

(k) “Late Charge” shall have the meaning assigned to such term in Section 4 hereof.

(l) “Loan” shall mean the indebtedness evidenced by this Note.

(m) “Loan Documents” shall mean this Note, the Security Instrument, and any other documents or instruments which now or shall hereafter wholly or partially evidence and/or secure payment of this Note or which have otherwise been executed by Borrower and/or any other Person in connection with the Loan.

(n) “Maturity Date” shall mean the earliest to occur of (i) the Scheduled Maturity Date and (ii) the date this Note is accelerated and becomes due and payable pursuant to the terms of the Loan Documents.

(o) “Monthly Payment” shall mean for each Monthly Payment Date, a payment equal to the amount of interest which has accrued during the preceding Accrual Period.

(p) “Monthly Payment Date” shall mean the first day of each calendar month prior to the Maturity Date commencing on May 1, 2016 and continuing through and including the Scheduled Maturity Date.

(q) “Obligations” shall have the meaning ascribed to such term in Section 1.1 of the Security Instrument.

(r) “Person” means any natural person, corporation, limited partnership, general partnership, joint stock company, limited liability company, limited liability partnership, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any nongovernmental entity or Governmental Authority.

(s) “Prepayment Date” shall mean the actual date of prepayment of the Loan to the extent permitted by, and in accordance with, the terms of this Note.

(t) “Prepayment Notice” shall have the meaning set forth in Section 6(a) hereof.

(u) “Prepayment Premium” shall mean a prepayment consideration amount equal to:

(A) if the prepayment occurs prior to April 1, 2023, the Yield Maintenance Premium (defined below);

(B) if the prepayment occurs on or after April 1, 2023 and prior to April 1, 2024, three percent (3%) of the principal amount of the Loan being prepaid;

(C) if the prepayment occurs on or after April 1, 2024 and prior to April 1, 2025, two percent (2%) of the principal amount of the Loan being prepaid; and

(D) if the prepayment occurs on or after April 1, 2025, one percent (1%) of the principal amount of the Loan being prepaid.

The calculation of the Prepayment Premium shall be made by Lender in accordance with this Note in its sole and absolute discretion and shall, absent manifest error, be final, conclusive and binding upon Borrower.

(v) “Property” shall mean certain real property located in Napa, California, as more particularly described in the Security Instrument.

(w) “Recourse Obligations of Borrower” shall have the meaning assigned to such term in the Security Instrument.

(x) “Regulatory Change” means, with respect to Lender, any change effective after the date hereof in any law, treaty, order, policy, rule or regulation (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or in the administration, interpretation or application thereof or the adoption, making or issuance, after the date hereof, of any interpretation, directive, guideline or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) applying to a class of banks, including Lender, of or under any applicable law by any Governmental Authority charged with the interpretation or administration thereof or compliance by Lender with any interpretation, directive, guideline or request regarding capital adequacy; provided that, notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder issued in connection therewith or in implementation thereof shall be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted, issued or implemented.

(y) “Scheduled Maturity Date” shall mean April 1, 2026.

(z) “Security Instrument” shall mean the Deed of Trust, Assignment of Leases and Rents, Fixture Filing and Security Agreement dated the date hereof in the principal amount of $22,300,000.00, given by Borrower, as trustor, to First American Title Insurance Company, as trustee, for the benefit of Lender, as beneficiary, covering the fee estate of Borrower in the Property.

(aa) “Taxes” shall mean any present or future excise, stamp or other taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding (i) franchise taxes, (ii) any taxes (other than withholding taxes) that would not be imposed but for a connection between Lender and the jurisdiction imposing such taxes (other than a connection arising solely by virtue of the activities of Lender in connection with the Loan), (iii) any taxes imposed on or measured by any of Lender’s assets, net income, net receipts or branch profits and (iv) any taxes, unless such taxes result solely from (A) a change in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, occurring after the date hereof, with respect to the Lender hereunder, or, (B) in the case of an assignment or transfer of this Note or a designation of a new lending office of Lender, to the extent such taxes are imposed at a rate that does not exceed the rate in respect of those taxes for which the assignor or transferor Lender, or Lender in respect of its prior lending office, as the case may be, was entitled to additional amounts from Borrower pursuant to Section 11 of this Note under the laws in effect immediately prior to the assignment or transfer of this Note or such designation of a new lending office, as the case may be.

(bb) “Treasury Yield” shall mean a yield determined by Lender by reference to the most recent Federal Reserve Statistical Release H.15 (519) (or any successor or substitute publication of the Federal Reserve Board) that has become publicly available at least two (2) Business Days prior to the Prepayment Date, and shall be the most recent weekly average yield to maturity (expressed as a rate per annum) under the caption “Treasury Constant Maturities” for the year corresponding to the remaining average life of the Loan, as determined by Lender, through the ninetieth (90th) day preceding the Scheduled Maturity Date had this Note not been prepaid, converted to a mortgage equivalent yield, plus 50 basis points. If no such “Treasury Constant Maturities” shall exactly correspond to such remaining average life of the Loan, as determined by Lender, yields for the two most closely corresponding published “Treasury Constant Maturities” shall be used to interpolate a single yield on a straight-line basis (rounding, in the case of relevant periods, to the nearest month). The Treasury Yield shall be computed to the fifth decimal place and then rounded to the fourth decimal point.

(cc) “Yield Maintenance Premium” shall mean a prepayment consideration amount equal to the greater of (x) 1% of the Principal Amount and (y) an amount, not less than zero, equal to the amount by which the sum of the respective present values of each of the remaining scheduled payments of principal and interest (including any final payment of the Principal Amount) which would have been payable under this Note through and including the ninetieth (90th) day preceding the Scheduled Maturity Date had this Note not been prepaid exceeds the then outstanding Principal Amount of this Note on the date immediately prior to such Prepayment Date. Present values shall be computed by lender in accordance with its customary accounting practices using a discount rate equal to the Treasury Yield (as hereinafter defined) for the remaining average life of the Loan, as determined by Lender, through the ninetieth (90th) day preceding the Scheduled Maturity Date had the Loan not been prepaid.

2.	PAYMENT TERMS

(a) The Principal Amount shall be paid by Borrower to Lender together with interest at the Applicable Interest Rate, subject to the provisions of Section 6 of this Note, as follows:

(1)	If this Note is dated as of a date other than the first (1st) day of a calendar month, a payment shall be due from Borrower to Lender on the date hereof on account of all interest, at the Applicable Interest Rate, scheduled to accrue on the Principal Amount from and after the date hereof through and including the last day of the current Accrual Period.

(2)	On each Monthly Payment Date, Borrower shall make the Monthly Payment to Lender. Each Monthly Payment shall be applied first to interest accrued during the Accrual Period immediately preceding the Monthly Payment Date and then to the Principal Amount.

(3)	The remaining balance of the Principal Amount, all accrued interest, and all other portions of the Obligations remaining unpaid on the Scheduled Maturity Date shall be due and payable on the Scheduled Maturity Date (unless accelerated by Lender or prepaid in accordance with the provisions of Section 6 of this Note, in which case the aforesaid sums described in this clause (3) shall be payable on the Maturity Date or the Prepayment Date, as applicable).

(4)	Interest on the Principal Amount (whether at the Applicable Interest Rate or the Default Rate) shall be calculated on the basis of a three hundred sixty (360) day year, based on twelve (12) thirty (30) day months.

(b) All payments, whether of principal, interest or otherwise, due hereunder and under any of the Loan Documents shall be paid by wire transfer of immediately available federal funds to the following account of Lender, unless otherwise directed by Lender in writing:

Wells Fargo Bank, N.A.

San Francisco, California

ABA#: 121000248

Account#: 4055592489

Account Name: Insurance Strategy Funding II LLC

Any wire transfer received by Lender after 4:00 p.m. New York City time shall be deemed received on the next succeeding Business Day.

(c) Unless payments are made in the required amount in immediately available funds at the place where this Note is payable, remittances in payment of all or any part of the Obligations shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Lender in funds immediately available at the place where this Note is payable (or any other place as Lender, in Lender’s sole discretion, may have established by delivery of written notice thereof to Borrower) and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks.

3.	DEFAULT AND ACCELERATION

If any payment required in this Note is not paid on the date when due or on the happening of any other Event of Default, (a) the whole of the Principal Amount, (b) interest, including interest at the Default Rate, Late Charges and other sums, as provided in this Note, the Security Instrument or the other Loan Documents, (c) all other monies agreed or provided to be paid by Borrower in this Note, the Security Instrument or the other Loan Documents, (d) all sums advanced pursuant to the Security Instrument to protect and preserve the Property and the lien and the security interest created thereby, and (e) all sums advanced and costs and expenses incurred by Lender in connection with the administration or enforcement of the Loan Documents or the Obligations or any part thereof, any renewal, extension or change of or substitution for the Obligations or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Borrower or Lender shall without notice become immediately due and payable at the option of Lender.

4.	LATE CHARGE

In the event that any payment provided for herein (other than the payment of the outstanding Principal Amount due and payable on the Maturity Date) shall become overdue for a period of five (5) calendar days or more, a late charge equal to the lesser of (x) five cents (.05¢) for each dollar of the amount so overdue and (y) the maximum amount permitted by applicable law (the “Late Charge”) shall become immediately due to Lender as liquidated damages, and not as a penalty, and as a reasonable estimate of Lender’s additional administrative expenses, the exact amount of which would be impossible to ascertain, and such sum shall, until paid, be part of the Obligations secured by the Security Instrument and the other Loan Documents. Application of the Late Charge shall not be construed as a consent by Lender to an extension of time for any payment, as a waiver of any default that may be related to such or any other overdue payment or of any other default or as a waiver of any other right or remedy of Lender hereunder, at law or in equity.

5.	DEFAULT RATE APPLIED UPON NON-PAYMENT

In the event that any payment due hereunder is not paid in full when due or the Obligations are not paid in full on the Maturity Date, or such earlier date as the Obligations may become due hereunder, the entire Principal Amount and all of the Obligations (including, to the extent permitted by applicable law, any portion thereof which constitutes accrued and unpaid interest, but excluding any accrued but unpaid Late Charges), shall accrue interest until all payments past due hereunder are fully paid at a rate of interest equal to the Default Rate.

6.	PREPAYMENT

(a) Provided no Event of Default exists, the Loan may be prepaid, in whole, but not in part, upon: (i) not less than thirty (30) days’ prior written notice to Lender specifying the Business Day on which prepayment is to be made, which notice shah be irrevocable once given (the “Prepayment Notice”); (ii) payment of the Principal Amount and all accrued and unpaid interest on the Principal Amount of this Note to and including the day immediately prior to the Prepayment Date; (iii) payment of all other sums then due under this Note, the Security Instrument and the other Loan Documents; and (iv) if the Prepayment Date occurs prior to the one hundred-eightieth (180th) day preceding the Scheduled Maturity Date, payment of the applicable Prepayment Premium. Lender shall not be obligated to accept any prepayment of the Loan unless it is accompanied by all sums due in connection therewith.

(b) Borrower hereby acknowledges that Lender would not make the Loan without full and complete assurance by Borrower of its agreement to pay the Monthly Payments as hereinabove provided, and Borrower’s further agreement not to prepay all or any part of the Principal Amount prior to the Scheduled Maturity Date, except on the terms expressly set forth in this Note. In consideration of the foregoing, if, as a result of an Event of Default hereunder or under the Security Instrument or any of the other Loan Documents, Lender shall declare the Loan due and payable, in whole or in part, in accordance with Lender’s rights under this Note or any of the other Loan Documents, then Borrower shall pay to Lender on the date of such acceleration, in addition to all other amounts due Lender, an amount equal to the Prepayment Premium. Except as expressly set forth in this Note, Borrower hereby waives any rights Borrower may have to prepay the Loan without charge and agrees to pay the Prepayment Premium upon any prepayment of the Loan prior to the Scheduled Maturity Date, whether voluntary, pursuant to any such acceleration or otherwise. Borrower hereby acknowledges that if such acceleration shall result from an Event of Default, it shall be presumed, for purposes of imposing the Prepayment Premium, and conclusively deemed to be a willful and deliberate attempt by Borrower to avoid the payment of the Prepayment Premium or the limitations on prepayment herein contained and the Prepayment Premium shall constitute liquidated damages, and not a penalty, as a reasonable estimate of Lender’s loss (the exact amount of which damages would be impossible to ascertain) as a consequence of the breach of the Borrower’s covenant not to prepay the Principal Amount and other Obligations, other than as specifically permitted herein.

(c) Any such Prepayment Premium (whether voluntary, pursuant to any acceleration or otherwise) shall constitute a portion of the Loan and the Obligations evidenced hereby and secured by the Security Instrument or the other Loan Documents. Nothing herein shall constitute a waiver by Lender of any right it may have to specifically enforce the terms of repayment of the Loan and the Obligations set forth herein, in the Security Instrument and in the other Loan Documents. The foregoing provisions shall be deemed to apply, without limitation, to any prepayment of the Loan prior to the Scheduled Maturity Date in connection with (i) any reinstatement of any or all of the Loan Documents under any foreclosure proceedings, (ii) any right of redemption, or (iii) the consummation of any foreclosure sale, whether or not such prepayment is made by or on behalf of Borrower or otherwise and whether or not any such prepayment is made pursuant to rights granted at law or in equity.

(d) Notwithstanding the foregoing, provided no Event of Default shall have occurred and be continuing hereunder, no Prepayment Premium shall be due in connection with any prepayment (i) resulting from the application of casualty or condemnation proceeds to the Loan in accordance with the terms of the Security Instrument, or (ii) made during the last one hundred and eighty (180) days prior to the Scheduled Maturity Date.

7.	SETOFF

Upon the occurrence and during the continuance of an Event of Default under the terms of this Note, the Security Instrument or any of the Loan Documents, Lender is hereby authorized at any time or from time to time without notice to Borrower or to any other Person, any such notice being hereby expressly waived, to immediately set off and appropriate and apply any and all deposits (general or special) provided for in the Note, the Security Instrument or the other Loan Documents and any other indebtedness at any time held or owing by Lender to or for the credit or the account of Borrower against and on account of the Obligations.

8.	EXCULPATION

(a) Except as otherwise provided herein, in the Security Instrument or in the other Loan Documents, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in this Note or the Security Instrument or the Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may sell the Property under any power of sale or right of nonjudicial foreclosure or bring a foreclosure action, confirmation action, action for specific performance or other appropriate action or proceeding to enable Lender to enforce and realize upon this Note, the Security Instrument, the other Loan Documents, and the interest in the Property, the Rents and Profits (as defined in the Security Instrument) and any other Collateral given to Lender created by this Note, the Security Instrument and the other Loan Documents; provided, however, that any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Property, in the Rents and Profits arising from and after the Event of Default giving rise to such action or proceeding and in any other Collateral given to Lender. Lender, by accepting this Note and the Security Instrument, agrees that it shall not, except as otherwise provided herein or in the Security Instrument, sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding, under or by reason of or under or in connection with this Note, the Security Instrument or the other Loan Documents. The provisions of this Article shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by this Note, the Security Instrument or the other Loan Documents; (ii) without limiting the provisions of clause (i) immediately above, impair the right of Lender to obtain a deficiency judgment in any action or proceeding with respect to the Loan Documents in order to preserve its rights and remedies, including, without limitation, foreclosure, non-judicial foreclosure, or the exercise of a power of sale, under the Security Instrument; however, Lender agrees that it shall not enforce such deficiency judgment against any assets of Borrower other than the Property (as defined in the Security Instrument) or in connection with the exercise of its rights and remedies under the Security Instrument (as such rights and remedies may be limited by the provisions contained therein); (iii) impair the right of Lender to name Borrower as a party defendant in any action or suit for judicial foreclosure and sale under the Security Instrument; (iv) affect the validity or enforceability of any indemnity, master lease or similar instrument made in connection with this Note, the Security Instrument or the other Loan Documents; (v) impair the right of Lender to obtain the appointment of a receiver; (vi) impair the enforcement of the Assignment of Leases and Rents executed in connection herewith; (vii) impair the right of Lender to obtain a deficiency judgment or judgment on the Note against Borrower if necessary to obtain any insurance proceeds or condemnation awards to which Lender would otherwise be entitled under the Security Instrument; provided however, Lender shall only enforce such judgment against the insurance proceeds and/or condemnation awards; or (viii) impair, release or limit the liability of Borrower under the Environmental Indemnity or affect in any way the validity, enforceability or recourse of such Environmental Indemnity.

(b) Notwithstanding anything to the contrary contained herein, Borrower shall be personally liable to Lender for the Recourse Obligations of Borrower.

(c) Nothing herein shall be deemed to be a waiver of any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Obligations or to require that all Collateral shall continue to secure all of the Obligations owing to Lender in accordance with this Note, the Security Instrument and the other Loan Documents.

9.	WAIVERS

Except as otherwise expressly provided herein and in the other Loan Documents, Borrower and all others who may become liable for the payment of all or any part of the Obligations do hereby severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest and non-payment and all other notices of any kind. No release of any security for the Obligations or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Security Instrument or the other Loan Documents made by agreement between Lender or any other Person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other Person who may become liable for the payment of all or any part of the Obligations, under this Note, the Security Instrument or the other Loan Documents. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note, the Security Instrument or the other Loan Documents. In addition, acceptance by Lender of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default. If Borrower is a partnership, the agreements herein contained shall remain in force and applicable, notwithstanding any changes in the individuals comprising the partnership, and the term “Borrower,” as used herein, shall include any alternate or successor partnership, but any predecessor partnership and their partners shall not thereby be released from any liability. If Borrower is a corporation or limited liability company, the agreements contained herein shall remain in full force and applicable notwithstanding any changes in the shareholders or members comprising, or the officers and directors or managers relating to, the corporation or limited liability company, and the term “Borrower” as used herein, shall include any alternative or successor corporation or limited liability company, but any predecessor corporation or limited liability company shall not be relieved of liability hereunder. (Nothing in the foregoing sentence shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in a partnership, corporation or limited liability company, which may be set forth in the Security Instrument or any other Loan Document.)

10.	TRANSFER

Upon the transfer of this Note, Borrower hereby waiving notice of any such transfer, Lender may deliver all the Collateral mortgaged, conveyed, granted, pledged or assigned pursuant to the Security Instrument and the other Loan Documents, or any part thereof, to the transferee, who shall thereupon assume all obligations of Lender hereunder and thereunder and become “Lender” hereunder and be vested with all the rights herein or under applicable law- given to Lender with respect thereto, and Lender shall thereafter forever be relieved and fully discharged from any liability or responsibility in the matter; but Lender shall retain all rights hereby given to it with respect to any liabilities and the Collateral not so transferred.

11.	TAXES

(a) All payments by Borrower of principal of, and interest on, the Loan and all other Obligations shall be made free and clear of and without deduction for Taxes. If any withholding or deduction from any payment to be made by Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, then Borrower will:

(1)	pay directly to the relevant Governmental Authority the full amount required to be so withheld or deducted;

(2)	promptly forward Lender an official receipt or other documentation satisfactory to Lender evidencing such payment to such Governmental Authority; and

(3)	pay to Lender for its account, such additional amount or amounts as is necessary to ensure that the net amount actually received by Lender will equal the full amount that Lender would have received had no such withholding or deduction been required.

(b) If Borrower fails to pay any Taxes when due to the appropriate Governmental Authority or fails to remit to Lender for its account the required receipts or other required documentary evidence, Borrower shall indemnify Lender for any incremental Taxes, interest or penalties that may become payable by Lender as a result of any such failure.

12.	ADDITIONAL COSTS; CAPITAL ADEQUACY

(a) If Lender determines that compliance with any law or regulation or with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by Lender, or any corporation controlling Lender, as a consequence of, or with reference to, Lender’s or such corporation’s commitment hereunder or its making or maintaining of the Loan below the rate which Lender or such corporation controlling Lender could have achieved but for such compliance (taking into account the policies of Lender or such corporation with regard to capital), then Borrower shall, from time to time, within thirty (30) calendar days after written demand by Lender, pay to Lender additional amounts sufficient to compensate Lender or such corporation controlling Lender to the extent that Lender determines such increase in capital is allocable to Lender’s obligations hereunder, provided that such amounts shall be no greater than the amounts that Lender or such corporation controlling Lender, as the case may be, is generally charging other borrowers on loans similarly situated to the Loan.

(b) In addition to, and not in limitation of the immediately preceding clause (a), Borrower shall promptly pay to Lender from time to time such amounts as Lender may reasonably determine to be necessary to compensate Lender for any costs incurred by Lender that it determines are attributable to its maintaining of the Loan hereunder, any reduction in any amount receivable by Lender under this Note or any of the other Loan Documents in respect of the Loan or such obligation or the maintenance by Lender of capital in respect of the Loan or its commitments hereunder (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any Regulatory Change that:

(i) changes the basis of taxation of any amounts payable to Lender under this Note or any of the other Loan Documents in respect of the Loan or its commitments hereunder (other than taxes imposed on or measured by the overall net income of Lender or of its lending office for the Loan by the jurisdiction in which Lender has its principal office or such lending office);

(ii) imposes or modifies any reserve, special deposit or similar requirements (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System or other similar reserve requirement applicable to any other category of liabilities or category of extensions of credit or other assets by reference to which the interest rate on the Loan is determined) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, or other credit extended by, or any other acquisition of funds by Lender (or its parent corporation), or any commitment of Lender hereunder; or

(iii) has or would have the effect of reducing the rate of return on capital of Lender to a level below that which Lender could have achieved but for such Regulatory Change (taking into consideration Lender’s policies with respect to capital adequacy).

(c) Lender agrees to notify Borrower of any event occurring after the date hereof entitling Lender to compensation under any of the preceding subsections of this Section 12 as promptly as practicable; provided, however, that the failure of Lender to give such notice shall not release Borrower from any of its obligations hereunder; provided further, that Borrower shall not be responsible for any such compensation incurred more than ninety (90) days prior to the date that Lender notifies Borrower of the event giving rise to such increased costs. Lender agrees to furnish to Borrower a certificate setting forth the basis and amount of each request for compensation under this Section 12. Determinations by Lender of the effect of any Regulatory Change shall be conclusive and binding for all purposes, absent manifest error.

13.	MISCELLANEOUS

(a) This Note is subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance due hereunder at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Note Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of such maximum rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the Obligations shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Obligations does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Obligations for so long as the Obligations are outstanding.

(b) Each and every right, remedy and power hereby granted to Lender or allowed it by law or other agreement shall be cumulative and not exclusive and may be exercised by Lender from time to time.

(c) If any payment on this Note becomes due and payable on a day that is not a Business Day, the maturity thereof shall, unless otherwise provided herein, be extended to the next Business Day.

(d) Borrower hereby agrees to pay all costs of collection when incurred, including attorneys’ fees and expenses (which costs may be added to the amount due under this Note and shall be paid promptly upon demand with interest thereon at the Default Rate) and to perform and comply with each of the terms, covenants and provisions contained in this Note, the Security Instrument or any of the other Loan Documents on the part of Borrower to be observed or performed.

(e) In the event that any provision of this Note or the application thereof to Borrower shall, to any extent, be invalid or unenforceable under any applicable statute, regulation, or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute, regulation or rule of law, and the remainder of this Note and the application of any such invalid or unenforceable provision to parties, jurisdictions, or circumstances other than to whom or to which it shall be held invalid or unenforceable, shall not be affected thereby nor shall same affect the validity or enforceability of any other provision of this Note.

(f) The headings in this Note are for the convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

(g) This Note may not be changed, modified, waived or discharged orally, but only by an agreement in writing executed by the party against whom enforcement of such change, modification, waiver or discharge is sought.

(h) Whenever used in this Note, the singular number shall include the plural, the plural the singular, and the terms “Borrower” and “Lender” shall include their respective successors and assigns; provided, however, that Borrower shall in no event or under any circumstances have the right, without obtaining the prior written consent of Lender (which may be granted or withheld in the sole and absolute discretion of Lender), to assign or transfer its obligations under this Note, the Security Instrument or the other Loan Documents, in whole or in part, to any other person, party or entity, except as may be otherwise expressly provided to the contrary herein or in the other Loan Documents.

(i) Any notice, demand, consent, approval, direction, waiver, agreement or other communication required or permitted hereunder shall be delivered in accordance with the requirements of Section 9.5 of the Security Instrument.

14.	CROSS DEFAULT

(a) An Event of Default under the Security Instrument or any of the other Loan Documents delivered in connection with this Note, shall, at Lender’s option, constitute an Event of Default under this Note, the Security Instrument and/or the Loan Documents or otherwise at law or in equity.

(b) The Security Instrument and, except as otherwise expressly provided in the Environmental Indemnity, each of the other Loan Documents shall also secure the obligations of Borrower under this Note and the other Loan Documents and shall be for the benefit of Lender, the holder of this Note and their respective successors and assigns.

15.	APPLICABLE LAW; CONSENT TO JURISDICTION; NO JURY

BORROWER AND LENDER HEREBY AGREE THAT THIS NOTE SHALL BE INTERPRETED, CONSTRUED, GOVERNED AND ENFORCED ACCORDING TO THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OF CHOICE OF LAW OR CONFLICTS OF LAW THAT WOULD DEFER TO THE SUBSTANTIVE LAW OF ANOTHER JURISDICTION, PROVIDED THAT AT ALL TIMES THE PROVISIONS FOR CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS WITH RESPECT TO THE PROPERTY CREATED PURSUANT TO THE SECURITY INSTRUMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, IT BEING UNDERSTOOD THAT BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK AND/OR THE STATE OF CALIFORNIA, AS AFORESAID, SHALL GOVERN THIS NOTE OR THE OTHER LOAN DOCUMENTS. BORROWER HEREBY IRREVOCABLY (A) SUBMITS IN ANY LEGAL PROCEEDING RELATING TO THIS NOTE OR THE SECURITY INSTRUMENT TO THE NON-EXCLUSIVE IN PERSONAM JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN THE STATE OF NEW YORK, COUNTY OF NEW YORK, IN CONNECTION WITH ANY MATTER GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK, AND AGREES TO SUIT BEING BROUGHT IN SUCH COURT AS LENDER MAY ELECT; (B) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF SUCH PROCEEDING IN ANY SUCH COURT OR THAT SUCH PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM; (C) AGREES TO SERVICE OF PROCESS IN ANY LEGAL PROCEEDING BY MAILING OF COPIES

THEREOF (BY REGISTERED OR CERTIFIED MAIL, IF PRACTICABLE) POSTAGE PREPAID, OR BY FACSIMILE COPY, TO ITS ADDRESS SET FORTH IN SECTION 9.5 OF THE SECURITY INSTRUMENT OR SUCH OTHER ADDRESS OF WHICH LENDER SHALL HAVE BEEN NOTIFIED IN WRITING IN ACCORDANCE WITH THE PROVISIONS OF SUCH SECTION 9.5 OF THE SECURITY INSTRUMENT; AND (D) AGREES THAT NOTHING HEREIN SHALL AFFECT LENDER’S RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, AND THAT LENDER SHALL HAVE THE RIGHT TO BRING ANY LEGAL PROCEEDINGS (INCLUDING A PROCEEDING FOR THE ENFORCEMENT OF A JUDGMENT ENTERED BY ANY OF THE AFOREMENTIONED COURTS) AGAINST BORROWER IN ANY OTHER COURT OR JURISDICTION IN ACCORDANCE WITH APPLICABLE LAW.

BORROWER AND LENDER EACH HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE LOAN EVIDENCED HEREBY OR ANY OF THE LOAN DOCUMENTS. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY BORROWER AND LENDER, AND BORROWER ACKNOWLEDGES THAT NEITHER LENDER, NOR ANY PERSON ACTING ON BEHALF OF LENDER, HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. BORROWER FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN CONNECTION WITH THE EXECUTION AND DELIVERY OF THIS NOTE AND THE OTHER LOAN DOCUMENTS AND THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED BY BORROWER OF ITS OWN FREE WILL AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH SUCH COUNSEL. BORROWER FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER AND THAT ITS EXECUTION OF THIS NOTE SHALL CONSTITUTE CONCLUSIVE EVIDENCE OF THE FOREGOING. BORROWER SHALL NOT SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS SECTION 15 SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY LENDER EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY LENDER.

16.	LIABILITY

If Borrower consists of more than one Person, the obligations and liabilities of each such Person shall be joint and several.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned Borrower has executed this Note as of the date first set forth above.

BORROWER:

NAPA SQUARE OWNER NY LLC, a Delaware limited liability company

By:	/s/ Lawrence R. Botel
	Name:	Lawrence R. Botel
	Title:	Authorized Signatory

ONE NAPA LLC, a Delaware limited liability company

By:	/s/ Pamela Sprayregen
	Name:	Pamela Sprayregen
	Title:	Authorized Signatory

JNK NAPA SQUARE LLC, a Delaware limited liability company

By:	/s/ Lisa S. Karmin
	Name:	Lisa S. Karmin
	Title:	Authorized Signatory